Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS
DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED
MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(1)        NATIONAL UNIVERSITY OF IRELAND, GALWAY

(2)        ARCH THERAPEUTICS, INC.

PROJECT AGREEMENT

SFI Centre for Research in Medical Devices

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THIS AGREEMENT made this the 28th day of May 2015 BETWEEN:

1.	NATIONAL UNIVERSITY OF IRELAND, GALWAY, University Road, Galway, Ireland (hereinafter "NUIG"); and
2.	ARCH THERAPEUTICS, INC a company incorporated in Nevada, USA (NV20091379642 and having its registered office at 235 Walnut Street, Suite 6, Framingham, MA 01702, USA (hereinafter "Industry Party")

WHEREAS:

1.	SFI has agreed to provide the Grant Funding to NUIG to support the Centre.
2.	NUIG has accepted the Grant Funding on behalf of the RPO's.
3.	The Industry Party wishes to collaborate with NUIG to perform the Project.
4.	NUIG and the Industry Party wish to enter into this Agreement to set out their respective rights and obligations in relation to the performance of the Project.

1.	INTERPRETATION
1.1	Definitions: In this Agreement:

"Background" means any Intellectual Property or Material (regardless of the form or medium in which they are disclosed or stored): (i) owned by or licensed to a Party before the date of this Agreement; or (ii) generated by that Party’s Personnel independently of the Project to which they are to be introduced, excluding any Foreground;

"Background Register" is set out in Schedule 1, Part 1 and has the meaning assigned to it in Clause 1.2.3 of Schedule 2;

"Centre" means the SFI Centre for Research in Medical Devices;

"Centre Director" means the academic and administrative lead for the Centre;

"CEO" means the Chief Executive Officer of the Centre;

"Commercial Licence" means an exclusive or non-exclusive royalty bearing license to commercialise the Foreground;

"Commercial Licence Term Sheet" means the proposed terms for a Commercial License that are attached to this Agreement as Schedule 4;

"Confidential Information" means, in relation to a Party’s obligations under this Agreement, any information acquired by that Party at any time during the course of this Agreement arising out of its participation in the Project belonging or relating to another Party, its business or its affairs that is not publicly known (including, without limitation, any Background of that Party or any information which was provided to that Party under an obligation of confidence) and which (a) that other Party has marked as confidential or proprietary, or (b) has been deemed as confidential by that other Party to the recipient in writing, marked confidential; furthermore, all non-public information pertaining either to Non-Severable Foreground or to Industry Party’s Background, business or other affairs, shall be deemed the Industry Party’s Confidential Information and shall not be deemed NUIG’s Confidential Information; but, for the avoidance of doubt: (i) information shall not be deemed to be publicly known, merely because it is known to a Third Party having experience in the relevant field; and (ii) any combination of elements of information shall not be deemed to be publicly known, merely because individual elements of that combination are publicly known;

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"Contract Period" means the period commencing on the Effective Date and continuing until the earlier of (a) the completion of the Project or (b) six (6) years from the Effective Date, unless otherwise amended as agreed by the parties in accordance with Clause 13.2; or (c) termination of this Agreement by a Party in accordance with Clause 13;

"Defaulting Party" has the meaning assigned to it in Clause 13.5;

"Disclosing Party" has the meaning assigned to it in Clause 8.9;

"Effective Date" means 28th May 2015;

"Evaluation" means the technical evaluation of Foreground for the purposes of determining the applicability of the Foreground to the Field to be carried out internally at the Industry Party, on the terms outlined in this Agreement;

"Evaluation Licence" means a royalty-free exclusive, non-transferable (except as permitted under Clause 17.2) licence, with no right to sublicence, of Foreground but only for the purpose of the Evaluation and only for the Evaluation Period in the format set out in the attached Schedule 3;

"Evaluation Period" means a period of [***]1 from the Notification Date;

"Field" means [***]1;

"Financial Contribution" means the cash or in-kind financial contribution which is to be provided by the Industry Party to NUIG to fund the Project which is approved by the POT, which is more particularly described in Schedule 1, Part 3;

"Force Majeure" has the meaning assigned it in Clause 10.8;

"Foreground" means all IP and Materials which are invented or discovered and subsequently reduced to practice by any Party in the course of the Project, whether on its own or in collaboration with the other Party, excluding the Non-Severable Foreground;

"Grant Funding" means the funds being made available by SFI to support the Centre;

"Indemnified Loss" has the meaning assigned to it in Clause 10.11;

"Indemnified Party" has the meaning assigned it in Clause 10.10;

"Indemnifying Party" has the meaning assigned it in Clause 10.10;

"Industrial Program Manager" means the person designated by NUIG to act as the Industrial Program Manager as set out in Schedule1, Part 1;

"Intellectual Property" or "IP" means patents, trademarks, service marks, registered designs, drawings, utility models, design rights, business ideas, concepts, inventions, discoveries, breeders’ rights, copyright (including the copyright in software in any code), database rights, Know-how, trade secrets and other confidential information, technology, business or trade names, goodwill and all other rights of a similar or corresponding nature in any part of the world, whether registered or not or capable of registration or not, and including all applications and the right to apply for any of the foregoing rights;

"Invention Disclosure Form" or "IDF" means the form provided by NUIG for the purposes of recording of inventions;

1 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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"IP Protocol" means the National IP Protocol entitled "Putting Public Research to Work for Ireland" published in 2012 by the Irish Department of Jobs, Enterprise and Innovation and a copy of which is available at http://www.djei.ie/publications/science/2012/Intellectual_Property_Protocol_Putting_Public_Research_to_Work_for_Ireland.pdf;

"Know-how" means unpatented technical information (including, without limitation, information relating to tools, technologies, discoveries, concepts, methodologies, models, research, development and testing procedures, the results of experiments, tests and trials, manufacturing processes, techniques and specifications, quality control data, analyses, reports and submissions) that is not in the public domain;

"Liability" or "Loss" or "Losses" unless the context otherwise requires, includes claims, demands, proceedings, suits, judgements, damages, losses, costs, expenses, fees, penalties or fines;

"Loaned Equipment" means any equipment provided by the Industry Party to NUIG on a temporary basis;

"Materials" means any and all works of authorship and materials, including, without limitation, data, any functional, technical and/or performance specification, devices, machinery, samples, products, sensors and data derived therefrom, biological materials, software programs, any other inanimate or animate matter, any and all reports, studies, data, diagrams, drawings, charts, specifications, and such other materials in whatever medium (including without limitation, written or printed, electronic or otherwise, computer discs, floppy discs, CDs, diskettes, tapes or other formats);

"Negotiation Period" has the meaning assigned to it in Clause 2.3.5 of Schedule 2;

"NERF" means non-exclusive royalty free;

"Non-Performing Party" has the meaning assigned to it in Clause 10.8;

"Non-Severable Foreground" shall mean improvements to, or developments of, the Industry Party's Background or the Field developed during the course of the Project;

"Notice Period" has the meaning assigned to it in Clause 9.1;

"Notification Date" means the date on which the TTO notifies the Industry Party that an IDF has been submitted;

"Party" means either NUIG or Industry Party and "Parties" shall mean NUIG and Industry Party collectively;

"Personnel" means in relation to any Party, that Party’s officers, employees, visiting scholars and students, as well as consultants, advisors, directors, subcontractors, and any other individuals engaged by that person on the basis of a contract for services;

"PMT" means the Project Management Team;

"POT" means the Project Oversight Team;

"Principal Investigator" means the person designated by NUIG to be the principal investigator for the Project as set out in Schedule 1, Part 1;

"Project" means the project to be performed pursuant to this Agreement by NUIG in collaboration with the Industry Party as more particularly described in Schedule 1, Part 1;

"Project Equipment" means each piece of equipment purchased from the Grant Funding;

"Project Manager" means the person designated by the Industry Party as its lead project manager for the Project and as set out in Schedule 1, Part 1;

"Publication" means disclosing into the public domain of any aspects of the Foreground, including but not limited to, by means of: (a) submission of any paper, abstract, article or similar document to a journal, newspaper, magazine or periodical, whether in written, electronic or any other form; (b) verbal or poster presentation at a conference, seminar, workshop or similar event;

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"Registered Background" means any Background provided by a Party in accordance with the provisions of Clause 1.2 of Schedule 2 for use in connection with the Project and that is specified as such in the Background Register;

"RPO's" means the Research Performing Organisations that are participating in the Centre;

"SFI" means Science Foundation Ireland, a committee established by Forfás, a statutory body established under the laws of Ireland;

"Specified Background" means that part of a Party’s Background that it is willing to license to the other Party pursuant to Schedule 2 and that is specified as such in the Background Register;

"Statement of Work" means the project plan and deliverables for the Project as set out in Schedule 1, Part 1 as extended or otherwise modified by agreement in writing between the Parties from time to time ;

"Sub-Contracting Party" has the meaning assigned to it in Clause 12.2;

"Terminating Party" has the meaning assigned to it in Clause 13.5;

"Third Party" means any party that is neither a Party nor a Party's Affiliates;

"TTO" shall mean NUIG's Technology Transfer Office; and

"Unapproved Activity" means (a) supplying goods or services of a pornographic nature, or which form part of the adult entertainment industry; (b) supplying a service which includes "a lottery" or "Gaming", as those terms are defined in the Gaming and Lotteries Act, 1956; or (c) supplying goods or services of a harmful nature.

1.2	Construction: In this Agreement, unless the contrary intention is stated, a reference to: (a) ‘this Agreement’ means the Clauses of, and the Schedules to, this Agreement, all of which shall be read as one document; (b) ‘writing’ includes a reference to any electronic mode of representing or reproducing words in visible form; (c) the division of this Agreement to Clauses and sub-Clauses, and the headings used in this Agreement, are for convenience only, and shall not affect the interpretation of this Agreement; and (d) ‘business day’ means a reference to a day (other than a Saturday or Sunday or public holiday in Ireland).

2.	THE PROJECT
2.1	Prior to commencing the Project, the Parties shall mutually agree to a Statement of Work in respect thereof. Each Party shall carry out the Project in accordance with the Statement of Work and shall provide the human resources, materials, facilities and equipment that are designated as its responsibility in the Statement of Work.
2.2	The Project shall be carried out under the direction and supervision of the Principal Investigator. The Industry Party shall nominate a suitably qualified person to act as the Project Manager for the Project.
2.3	Each Party shall carry out its obligations in respect of the Project: (a) in accordance with all applicable laws; (b) in good faith and in a manner that reflects the good name, goodwill and reputation of such Party; (c) with due regard to the health and safety of those involved in the carrying out of that work; and (d) to notify the other Party promptly of any delay in the performance of its obligations or of any event that may impact on the Project.

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2.4	Each Party shall ensure that each member of its Personnel who is involved in the Project: (a) observes the conditions attaching to any regulatory and ethical licences, consents and approvals; and (b) keeps complete and accurate records of all research, development and other work carried out in connection with the Project and of all Foreground.
2.5	Each Party shall adhere to all applicable export laws and regulations administered by Ireland and the EU and shall not export, re-export, resell, transfer, or disclose, directly or indirectly, any technical data or products received from the other to any proscribed person, entity, or country, or foreign national thereof, unless properly authorized by the appropriate authority. The Industry Party shall advise NUIG of any export control rules that may apply to the Project and the extent to which such rules restrict the use of any Registered Background or Materials to be provided by the Industry Party to NUIG in connection with the Project.
2.6	Although each Party shall use reasonable endeavours to carry out the Project in accordance with the Statement of Work, neither Party undertakes or warrants that any research will lead to any particular result. It is hereby acknowledged that there are inherent uncertainties involved in research and such uncertainties form part of the business risk involved in undertaking the Project. Accordingly, NUIG shall have no liability to the Industry Party as a result of any failure or delay of the Project to achieve one or more of desired results set out in the Statement of Work.
2.7	The Industry Party undertakes to NUIG to comply with all provisions of the Grant Funding and do all acts and things as may reasonably be required of it by NUIG in order to facilitate compliance by NUIG with the requirements of the Grant Funding insofar as they relate to the Parties participation in the Project. If there are any conflicts or inconsistencies between the provisions of this Agreement and the Grant Funding, the latter shall prevail to the extent of the inconsistency or conflict and this Agreement will be deemed to have been amended accordingly to the extent necessary to resolve the conflict or inconsistency concerned from the Effective Date.
2.8	This Agreement is subject to the Grant Funding, and shall take effect with such modifications as may be required by SFI or which the parties may otherwise mutually agree to from time to time as being necessary to ensure that the Project is conducted in all respects in accordance with the provisions of the Grant Funding.
2.9	Cúram Centre Website: The Industry Party shall provide NUIG with a brief description of the Industry Party ("Industry Party Description"). The Industry Party hereby consents to the following being placed on the Cúram Centre website: (a) its name, logo and Industry Party Description; and (b) a link to the Industry Party's website.
2.10	Industry Party Website: NUIG shall provide the Industry Party with a brief description of the Cúram Centre ("Cúram Centre Description"). NUIG hereby consents to the following being placed on the Industry Party website: (a) NUIG name, NUIG logo, Cúram Centre name, Cúram Centre logo, and Cúram Centre Description; and (b) a link to the Cúram Centre website.

3.	PROJECT OVERSIGHT AND MANAGEMENT
3.1	The PMT shall have responsibility for the day-to-day co-ordination and operational issues of the Project in accordance with the Statement of Work.
3.2	The POT shall have responsibility for governance issues with respect to the Project.

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3.3	The POT shall consist of: the Centre Director; the CEO; the Principal Investigator; and a representative from the Industry Party. The PMT shall consist of: the Industrial Program Manager; the Project Manager; and the Principal Investigator. For the avoidance of doubt, the Personnel funded by the Project can liaise directly with the Industrial Program Manager and the Program Manager with respect to day-to-day tasks.
3.4	In the event that there is a dispute between members of the PMT and same cannot be resolved, the matter shall be referred to the POT. All decisions of the POT will be made by unanimous decision. In the event that there is a dispute between members of the POT, the matter can be resolved by invoking the Dispute Resolution process as set out in Clause 15.
3.5	The POT will be responsible for: (a) approving any changes to the Project and for approving any sub-projects; (b) acting as an escalation point in relation to any dispute resolution issues; and (c) reviewing and signing off of deliverables. The POT shall meet every six (6) months at such other times that are reasonably necessary to ensure the continued progress of the Project, and at the request of the Industry Party. Meetings shall take place as agreed between the Parties.

4.	FINANCIAL CONTRIBUTION
4.1	The Industry Party shall pay any cash portion of the Financial Contribution to NUIG in accordance with Schedule 1, Part 3. NUIG shall issue invoices to the Industry Party on the dates specified in Schedule 1, Part 3.
4.2	The Industry Party shall compile and maintain at all times detailed documentary evidence of the in-kind portion of the Financial Contribution and shall provide such documentation to NUIG on request. NUIG shall be entitled to include such documentary evidence in financial reports to SFI or as may be otherwise required pursuant to the requirements of the Grant Funding.
4.3	All amounts payable to NUIG by the Industry Party under this Agreement: (a) shall be paid in Euro; (b) shall be paid by electronic funds transfer to such bank account of NUIG as specified in Schedule 1, Part 3 or such other bank account as NUIG may specify in writing to the Industry Party from time to time, or in such other manner as NUIG may from time to time stipulate; (c) shall be paid without set-off or counterclaim, and free and clear of and without any deduction or withholding; and (d) are exclusive of value added tax (if applicable) and, accordingly, are to be construed as a reference to that amount plus any value added tax payable in respect of it, and any such value added tax shall be paid by the Industry Party to NUIG in addition to the amount in question upon presentation by NUIG to the Industry Party of a payment request for the amount in question, plus value added tax, showing as a separate figure the amount of value added tax due. Following receipt of the payments as detailed in Schedule 1, Part 3, NUIG shall issue a VAT invoice with respect to the payment plus the applicable amount of VAT.
4.4	If the Industry Party fails to pay to NUIG any amount payable to it under this Agreement on the applicable due date unless the Industry Party disputes the amount due in good faith, then the Industry Party shall pay on demand from time to time to NUIG, interest (as well after as before any judgment) on that amount, from the due date to the date of payment in full, at the rate per cent per annum as may be specified from time to time pursuant to the regulation 5 of the European Communities (Late Payment in Commercial Transactions) Regulations 2012 (S.I. No. 580 of 2012).

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4.5	NUIG shall ensure that all of the Financial Contribution paid to it in connection with the Project is applied in accordance with the Statement of Work. NUIG shall keep complete and accurate accounts of its expenditure on the Project.
4.6	The Industry Party acknowledges and agrees that the use of any Grant Funding by NUIG in the performance of the Project does not imply any warranty or covenant on the part of NUIG as to compliance or otherwise of any such funding with any tax or "State Aid" rules, the responsibility for which shall rest solely with the Industry Party. The Industry Party will bear responsibility for its compliance with "State-Aid" guidelines as they apply to this Agreement and will provide an annual compliance statement to NUIG.

4.7	During the Contract Period, for every one (1) euro of cash actually contributed to the Project by the Industry Party, the Centre shall contribute a total of two (2) euros of Grant Funding toward the direct and indirect costs of the Project.

5.	RESEARCH EQUIPMENT
5.1	NUIG shall own all Project Equipment purchased or constructed by it, or for it, using the Financial Contribution.
5.2	Any Loaned Equipment shall be marked as owned by the Industry Party and shall remain the property of the Industry Party. NUIG shall be responsible for insuring such Loaned Equipment against loss, theft or damage and replacing such Loaned Equipment in the event it is lost, stolen, destroyed or damaged.

6.	RECORDS AND REPORTING
6.1	The Industry Party will cooperate with NUIG and do all such acts and things which may be reasonably required of it to facilitate the discharge by NUIG of its obligations under the Grant Funding.
6.2	Each of the Parties will adhere to any reporting and auditing requirements of SFI for the Project.
6.3	NUIG shall provide the Industry Party with reports summarising the progress of the Project in the manner and at the intervals as may be specified in the Statement of Work.
6.4	During the Term, the Principal Investigator will meet with representatives of the Industry Party at the premises of NUIG at the times specified in the Statement of Work, or at such times and places as otherwise mutually agreed upon, to discuss the progress and results, as well as on-going plans, or changes therein, of the Project.

7.	INTELLECTUAL PROPERTY
7.1	The Parties agree that all Background being introduced to, and Foreground arising from, the Project shall be managed and commercialised in accordance with Schedule 2 and the IP Protocol.

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8.	CONFIDENTIALITY

8.1	Each Party shall (and shall procure that its Personnel shall) at all times keep confidential the Confidential Information and shall use Confidential Information solely as is necessary for the performance of its obligations or the exercise of its rights in connection with the Project. For the avoidance of doubt, all Foreground shall be deemed Confidential Information. Furthermore, all non-public information pertaining either to Non-Severable Foreground or to Industry Party’s Background, business or other affairs, shall be deemed the Industry Party’s Confidential Information and shall not be deemed NUIG’s Confidential Information.
8.2	Each Party may only disclose Confidential Information to those of its Personnel to whom, and to the extent to which, such disclosure is necessary for the exercise of its rights, and performance of its obligations, under this Agreement.
8.3	The restrictions in Clauses 8.1 and 8.2 do not apply to any information which: (a) becomes public knowledge after its disclosure through no fault of any receiving Party; or (b) was already known to the receiving Party free from any obligation of confidentiality prior to its disclosure hereunder as evidenced by its written records; or (c) the receiving Party can demonstrate was independently developed by the receiving Party without reference to the Confidential Information in question; or (d) is required by law or order of any court or governmental or regulatory authority to be disclosed.
8.4	Nothing in this Clause 8 prohibits: (a) NUIG from providing any information relevant to the Project to SFI provided that such information is marked "Confidential Information" if appropriate; and/or (b) the disclosure solely for scholarly purposes of the results of any research carried on pursuant to this Agreement, subject to and respecting the terms as set forth in Clause 9; or (c) the Industry Party from (i) disclosing the existence of the Project; (ii) information pertaining to Industry Party Background or Non-Severable Foreground; or (iii) plans for the Project, including but not limited to the timelines.
8.5	Save as provided for in Clauses 8.4 and 8.9, or agreed in writing with the POT from time to time: (a) no announcement in relation to the Project may be made by any Party or any of its Personnel; and (b) no reference to the Project may be made in any advertising or publicity material issued by a Party.
8.6	Each Party shall (and shall procure that its Personnel shall) do all such acts and things as may reasonably be requested of it by the other Party with a view to compliance with legislation concerning privacy and data protection.
8.7	Each Party shall give notice to the other Party of any unauthorised use, disclosure, theft or other loss of that other Party’s Confidential Information as soon as is practicable after becoming aware of it.
8.8	Upon the expiry of the Contract Period or if earlier, upon termination of the Project and/or this Agreement, each Party shall, upon request of the other Party, either return or, at the option of the Party whose information is concerned, destroy, any Confidential Information which is in tangible form which it or its Personnel possess, together with all copies thereof. However, the receiving Party is entitled to retain one (1) copy of the Confidential Information in a secure location solely for archival purposes in order to comply with law or the terms of this Agreement.

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8.9	Notwithstanding the above, and with the exception of disclosures that the Industry Party must make either to or on account of requirements of regulatory authorities including but not limited to, the Securities and Exchange Commission, the Food and Drug Administration, the European Medicines Agency or comparable bodies in other jurisdictions, if either Party is required to disclose the Confidential Information of the other Party (the "Disclosing Party") to satisfy an order or request of a competent court of law or governmental or regulatory body, or to comply with applicable law including, but not limited to, requests under the Freedom of Information Acts 2014 ("FOIA"), then the Party making such disclosure shall, unless prohibited from doing so, notify the Disclosing Party in writing of such order, request or applicable law and its terms, consult with the Disclosing Party on what steps should be taken to avoid or restrict the order or request or applicable law, afford the Disclosing Party the opportunity to defend or limit the order, request or applicable law and only disclose that part of the Confidential Information that it is legally required to disclose and try to procure confidentiality treatment with respect to any such required disclosure.
8.10	Except as otherwise stated in Clauses 2.9 and 2.10, neither Party shall use the other Party’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent; save that NUIG may identify the sums received from the Industry Party in NUIG’s funding applications, annual report and similar publications or as required in order for NUIG to comply with the terms of the Grant Funding.
8.11	The restrictions on the use of Confidential Information in this Clause 8 shall bind each of the Parties for the Contract Period and for a period of seven (7) years thereafter.

9.	ACADEMIC PUBLICATION
9.1	In the event that NUIG, or any of its Personnel, wishes to publish any Foreground, NUIG shall submit a copy of the proposed Publication to the Industry Party at least [***][2] before the date of the proposed Publication ("Notice Period"), and shall not make any such Publication before the said Notice Period has expired, unless it has received the prior written consent of the Industry Party to do so.
9.2	The Industry Party may, by giving written notice to NUIG at any time during the Notice Period: (a) require that some or all of the Confidential Information of the Industry Party or Background introduced by the Industry Party or Non-Severable Foreground be removed from said Publication and NUIG shall forthwith comply with any such request; and/or (b) require that the Publication be delayed for a period of up to [***][2] from the date of receipt of such Publication by the Industry Party, if in the reasonable opinion of the Industry Party it is needed to seek patent or similar protection for the Industry Party’s Background; or (c) recommend to NUIG that the Foreground described in the Publication should be patent protected [***][2] prior to the publication. In addition, NUIG shall consider in good faith all reasonable comments made by the Industry Party with respect to such planned academic publication made pursuant to this Clause 9.
9.3	If NUIG does not receive any notice in accordance with this Clause 9, it may proceed with the proposed Publication after the Notice Period.
9.4	The provisions of Clauses 8 and 9 shall not prevent any registered student of NUIG from submitting for a degree, a thesis based on any Foreground, examination of such thesis by NUIG examiners or deposit in NUIG's library, provided the thesis is subject to restricted access, as required, and as per the provisions of Clauses 9.1-9.3.

2 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.	LIABILITY AND WARRANTIES
10.1	Each Party undertakes to perform its part of the Project at its own risk.
10.2	Each Party represents and warrants to the other Party that as of the date of this Agreement: (a) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, and performance and delivery of, this Agreement; (b) the entry into and performance by it of this Agreement does not and will not conflict with its constitutional documents and/or any agreements to which it is a party; (c) so far as concerns its obligations under this Agreement, all authorisations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of this Agreement have been obtained or effected (as appropriate) and are in full force and effect.
10.3	Any Intellectual Property of NUIG which is made available to the Industry Party and/or used in the Project, including but not limited to any advice or information given by NUIG or any of its Personnel, or the content or use of any results, know-how, materials, works or information provided in connection with the Project, is provided on an "AS IS" basis. NUIG makes no representations or warranties, express or implied, including but not limited to any warranty of accuracy, completeness, performance, merchantability, fitness for a particular purpose, commercial utility or non-infringement.
10.4	The express undertakings and warranties given by the Parties in this Agreement are in lieu of all other warranties, conditions, terms, undertakings and obligations, whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way. All of these are excluded to the fullest extent permitted by law.
10.5	Nothing in this Agreement limits or excludes any Party’s Liability: (a) for death or personal injury; (b) for any actual fraud; or (c) for any other sort of Liability that, by law, cannot be limited or excluded or (d) under Clauses 10.9 and 10.10.
10.6	Subject to Clause 10.5, no Party shall be liable to the other Party for any loss of profit, loss of revenue, or loss of contracts, loss of goodwill, loss of reputation, or any indirect or consequential Loss howsoever caused arising out of or in connection with the performance or non-performance (as the case may be) by that Party of its obligations under this Agreement regardless of whether such losses were in the contemplation of the Parties.
10.7	Subject to Clause 10.5, the aggregate liability of NUIG to the Industry Party in contract, tort (including, without limitation, negligence), statute or otherwise arising out of or in connection with or in relation to this Agreement, shall be limited to the total Financial Contribution paid by the Industry Party to NUIG. Subject to Clauses 10.5 and 10.9, the aggregate liability of the Industry Party to NUIG in contract, tort (including, without limitation, negligence), statute or otherwise arising out of or in connection with or in relation to this Agreement, shall be limited to the total Financial Contribution payable by the Industry Party to NUIG.
10.8	If the performance by any Party (a "Non-Performing Party") of any of its obligations under this Agreement (except a payment obligation) is delayed or prevented by circumstances beyond its reasonable control including but not limited to an act of god; an act of any sovereign; law, judgment, order, decree, embargo, blockade; labour dispute; or interruption or failure of utility service ("Force Majeure"), that Non-Performing Party shall not be in breach of this Agreement because of that delay in performance. However, if the delay in performance exceeds [***][3], the other Party may terminate the Agreement with immediate effect by giving written notice to the Non-Performing Party.

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10.9	The Industry Party shall indemnify and keep indemnified NUIG on demand against all Losses suffered or incurred by NUIG: (a) in respect of any claims made or threatened by SFI, as a consequence of any failure by the Industry Party to perform the whole or part of its obligations under this Agreement; (b) arising in any way out of or in connection with the use by NUIG of the Industry Party’s Background and Confidential Information pursuant to the Project including but not limited to any infringement of the Intellectual Property of any Third Party; and/or (c) arising in any way out of or in connection with the use or exploitation by the Industry Party of NUIG’s Registered Background and/or Foreground whether during the Project or pursuant to any subsequent licence from NUIG as provided for herein, including but not limited to any infringement of the Intellectual Property of any Third Party.
10.10	If a Party (the "Indemnified Party") becomes aware of any Loss which is reasonably likely to give rise to a right on its part to indemnity from the other Party (the "Indemnifying Party") under this Agreement (an "Indemnified Loss"), then that Indemnified Party shall: (a) promptly give written notice of that Indemnified Loss to the Indemnifying Party; (b) make no admission of liability to any Third Party in relation to any such Indemnified Loss without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed; (c) give to the Indemnifying Party in a timely way such information and access to its Personnel, documents and records as the Indemnifying Party may request from time to time in connection with the Indemnified Loss; (d) consult as fully as is reasonably practicable with the Indemnifying Party as regards the conduct of any proceedings arising out of or in connection with any such Indemnified Loss; (e) subject to being indemnified and secured to its reasonable satisfaction by the Indemnifying Party from and against any Losses which it may reasonably suffer or reasonably incur in so doing, take such action as the Indemnifying Party may reasonably request from time to time to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal the Indemnified Loss or any claim, proceedings or determination in respect thereof.

11.	INSURANCES
11.1	Each of the Parties shall effect and maintain for the duration of this Agreement and for a period of one (1) year following completion of the Project insurance as deemed adequate by a prudent person for a Project of this nature. [***][3]
11.2	At least once every year during the continuance of this Agreement, and from time to time upon request, each Party shall provide to the other Party written evidence of compliance by that Party with its insurance obligations under this Clause 11. Without prejudice to the generality of the foregoing, each Party must promptly notify the other Party of any material changes in any policies of insurance contemplated by this Clause 11 or circumstances affecting any such policies of insurance. NUIG may retain for reference, and permit access by its insurance and professional advisers to, a copy of each document provided to it pursuant to this Clause 11.

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12.	SUB-CONTRACTING:
12.1	No Party may sub-contract or delegate any of its obligations under this Agreement (including, without limitation, the performance of any part of the research which it is specified to perform in connection with the Project) without the prior approval of the other Party, such approval not to be unreasonably withheld, delayed or conditioned.
12.2	Any Party wishing to sub-contract or delegate any of its obligations under this Agreement (including, without limitation, the performance of any part of the research which it is specified to perform in connection with the Project) (a "Sub-Contracting Party") shall notify the other Party prior to sub-contracting or delegating any of its obligations under this Agreement and shall provide such information in relation to the proposed sub-contractor as the other Party may reasonably request from time to time in order to verify the identity of that person and their ability to carry out the Sub-Contracting Party’s obligations under this Agreement.
12.3	Each Sub-Contracting Party shall ensure that all sub-contractors engaged by it in connection with the Project comply with the terms of the Grant Funding and this Agreement. Each Sub-Contracting Party remains responsible for all acts and omissions of its sub-contractors and the acts and omissions of those employed or engaged by the sub-contractors as if they were its own. An obligation on a Sub-Contracting Party to do, or to refrain from doing, any act or thing shall include an obligation on it to procure that its Personnel and the sub-contractors' Personnel also do, or refrain from doing, such act or thing.

13.	TERM AND TERMINATION
13.1	It is agreed, notwithstanding the date of execution of this Agreement, that the relationship between the Parties in connection with the Project is deemed to have been governed by this Agreement since the Effective Date, as if this Agreement had been executed, and had come into force, on that date (but no Party shall be liable in respect of any failure to implement any of the procedures or structures contemplated by Clause 3 at any time before the execution of this Agreement).
13.2	The Agreement shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Agreement. The Parties may, however, by mutual agreement extend the term of this Agreement for any additional period, at additional cost to the Industry Party, as may be necessary for the completion of the Project.
13.3	Unless otherwise agreed, this Agreement shall terminate if the Grant Funding is definitively cancelled, terminated or revoked. In the event NUIG determines, at its sole discretion, that it cannot continue the Project, or the Parties cannot agree upon any necessary amendments to the Statement of Work and related budget, either Party may terminate this Agreement by giving not less than [***][4] notice to the other Party to that effect. In addition, Industry Party may terminate this Agreement for convenience at any time upon [***][5] notice to NUIG.

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13.4	If the Principal Investigator becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not available, either Party may terminate this Agreement by giving not less than [***] [5] notice to the other Party to that effect.
13.5	Either Party (each a "Terminating Party") may terminate this Agreement forthwith upon written notice to the other Party (a "Defaulting Party") to that effect if any of the following events occur in respect of the Defaulting Party: (a) where the Industry Party is the Defaulting Party, it fails to pay any amount due from it under this Agreement within [***] [5] of the due date; (b) the Defaulting Party fails to comply with any obligation on its part under this Agreement (other than, in the case of the Industry Party, the obligation contemplated by Clause 13.5(a)) which failure is material, and either that failure is not susceptible to remedy or, if it is susceptible to remedy, it is not remedied within [***] [5] of notice having been given by the Terminating Party to the Defaulting Party requiring that failure to be remedied; (c) the Defaulting Party is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or the Defaulting Party suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or (d) any step (including the making of any proposal, the convening of any meeting, the passing of any resolution, the presenting of any petition or the making of any order) is taken with a view to a composition, assignment or arrangement with any creditors of, or the winding up, liquidation or dissolution of, the Defaulting Party; or any liquidator, provisional liquidator, receiver or examiner is appointed to or in respect of the Defaulting Party or any of its assets.

14.	CONSEQUENCES OF TERMINATION
14.1	On the termination of this Agreement (other than by the Industry Party pursuant to Clause 13.5): (a) the Industry Party shall pay NUIG for all work done prior to termination; (b) the Industry Party shall reimburse NUIG for any costs irrevocably committed by NUIG in connection with the Project at the date of termination. Where the Industry Party has paid any of the Financial Contribution in advance and the whole of that contribution has not, by the end of the Contract Period or the termination of this Agreement, been used by NUIG for the purposes for which it was provided, NUIG shall return to the Industry Party the portion of that contribution in excess of the proportion of the Project completed, (if relevant) unless it is stated to be non-refundable in the Statement of Work; (c) where the Financial Contribution includes the costs of employing any Personnel of NUIG involved in the Project, the Industry Party shall continue to reimburse, in accordance with Clause 4, the actual direct employment costs of any Personnel who were appointed by NUIG to work on the Project before the service of the notice, provided that NUIG takes all reasonable steps to minimise those costs. The Industry Party’s obligation to reimburse NUIG pursuant to this Clause 14.1(c) shall continue until the effective date of termination of the employment of the Personnel concerned or the date on which the Project was to have ended (whichever is the earlier). Those direct employment costs will include a proportion of any redundancy costs that have been incurred by NUIG as a direct result of the termination of this Agreement, that proportion to be calculated by dividing the individual’s involvement in the Project by the duration of his period of employment by NUIG.

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14.2	On termination of this Agreement howsoever arising: (a) the licence granted from one Party to the other Party pursuant to Clause 1.3 of Schedule 2 (related to use of Registered Background for the Project) shall terminate with immediate effect; (b) the options and other rights granted to the Industry Party pursuant to Schedule 2 shall lapse with immediate effect, and NUIG shall cease to have any further obligation under Schedule 2 (except for any Evaluation Licence and/or Commercial Licence already granted to the Industry Party, each of which shall survive in accordance with their respective terms); (c) all Confidential Information shall be returned or destroyed in accordance with the provisions of Clause 8.8.
14.3	Notwithstanding the expiry or termination of this Agreement for any reason the provisions of Clauses 1, 4.5, 6.1 to 6.3, 7, 8, 9, 10, 11, 14, 15, and 17 shall continue to bind the Parties in accordance with their respective terms.
14.4	Termination of this Agreement shall not affect any rights of the Parties accrued up to the date of termination.

15.	DISPUTE SETTLEMENT
15.1	The Parties shall make every reasonable effort to resolve all issues fairly by negotiation. All disputes arising in connection with this Agreement, which cannot be settled amicably, shall first be managed by the PMT. Should a dispute fail to be resolved by the PMT within [***][6] of such dispute’s referral to the PMT, it shall be escalated to the POT. Should the dispute fail to be resolved by the POT within [***][6] of such dispute’s referral to the POT, the matter shall be referred to the Director of the TTO (in the case of NUIG) and the Chief Executive Officer (in the case of the Industry Party) (or each of their respective nominees).
15.2	If the dispute cannot be resolved with [***][6] of the referral to the Director of the TTO, or such other longer period as may be agreed upon between the Parties in writing, the Parties shall refer the dispute to a single mediator to be appointed in accordance with the mediation procedures of the Centre for Effective Dispute Resolution in Dublin or such other organisation that provides mediation services as may be agreed in writing between the Parties from time to time. The cost of such mediator shall be borne equally by Parties.
15.3	If the dispute cannot be resolved within [***][6] of the dispute being referred to a mediator, or such other longer period as may be agreed upon between the Parties in writing from time to time, either of the parties may refer the matter to court (and the provisions of Clause 17.1 shall apply).
15.4	Nothing in this Clause 15 shall prevent a Party from applying to a court of competent jurisdiction for injunctive relief against the other Party for the purpose of protecting its Intellectual Property or Confidential Information provided that there is no delay in the prosecution of that application. Nothing herein shall be construed as NUIG acquiescing to any such application for injunctive relief.

6 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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16.	NOTICES
16.1	Notices and other communications under or in connection with this Agreement may be given in writing by hand, by pre-paid or registered post or by e-mail (save that e-mail shall not be used for any exercise of any option, notice of termination or service of any legal process). Any such notice, if so given, shall be deemed to have been served: (a) if sent by hand, when delivered; (b) if sent by post within Ireland, one (1) business day after posting; (c) if sent by post to or from overseas, five (5) business days after posting; and (d) if sent by e-mail upon production by the sender’s email system of a delivery receipt (or equivalent) confirming delivery of the communication to the correct e-mail address.
16.2	The contacts between the Parties for the purposes of the Agreement are as follows:

NATIONAL UNIVERSITY OF IRELAND, GALWAY

Principal Investigator

Professor Abhay Pandit

National University of Ireland, Galway

Tel: [***]7

Email: [***] 7

Legal, Intellectual Property and Confidentiality

Ms Lily O'Brien, Technology Transfer Office, Research and Innovation Centre Building, National University of Ireland, Galway

Tel: [***] 7

Email: [***] 7

Post Award Financial / Administration Issues

Ms Orla Timon, Research Financial Reporting Manager, Unit 2, Business and Innovation Centre, Research and Innovation Centre, National University of Ireland, Galway

Tel: [***] 7

Email: [***] 7

ARCH THERAPEUTICS, INC.

Project Manager

Terrence W. Norchi, MD

235 Walnut Street, Suite 6, Framingham, MA 01702 United States

Tel: [***] 7

Email: [***] 7

7 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Legal

Michael Lerner

65 Livingston Avenue, Roseland, New Jersey 07068 United States

Tel: +1 (973) 597-6394

Email: mlerner@lowenstein.com

Intellectual Property & Confidentiality

Patrea Pabst

1545 Peachtree Street NE, Suite 320, Atlanta, GA 30309 United States

Tel: [***]8

Email: [***]8

Post Award Financial / Administration Issues

Richard Davis

235 Walnut Street, Suite 6, Framingham, MA 01702 United States

Tel: [***]8

Email: [***]8

17.	GENERAL PROVISIONS
17.1	This Agreement, and any non-contractual obligations arising out of or in connection with this Agreement, are governed by and shall be construed in accordance with the laws of Ireland. Save as provided in Clause 15, the Irish courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the Parties submit to the exclusive jurisdiction of the Irish courts for that purpose.
17.2	This Agreement may not be assigned wholly or in part to a Third Party or to any legal successors by any Party without the prior written consent of the other Party; provided, however, that notwithstanding the foregoing, no such consent shall be required with respect to any assignment of this Agreement by a Party to any acquirer of all or substantially all of such Party’s assets or business or of any line of business to which this Agreement relates, PROVIDED that (a) the assigning Party shall promptly give notice to the other Party of any assignment; and (b) the assignee undertakes not to carry on an Unapproved Activity; and (c) the assignee undertakes to the other Party to be bound by and perform the obligations of the assignor under this Agreement.
17.3	Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture, or the relationship of principal and agent, between the Parties, and no Party shall have any right or authority to act on behalf of the other Party or to bind the other Party in any way. No Party shall have any Liability for any activities of the other Party. Furthermore, nothing in this Agreement shall be construed as providing for the sharing of profits or losses under or in connection with this Agreement.

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17.4	All amendments and modifications to this Agreement including any additional agreements and notices pursuant to this Agreement shall require the written form duly signed for and on behalf of each of the Parties. Unless expressly so agreed or introduced, no such modification or variation shall constitute or be construed as a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or Liabilities under this Agreement which have already accrued up to the date of such modification or waiver, and the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so modified or varied.
17.5	If any provisions of this Agreement are or become ineffective or if any omission is discovered, the validity of the remaining provisions shall not thereby be affected. In place of the ineffective provisions or for the purpose of rectifying the omission a reasonable arrangement shall operate being the nearest legally possible approach to that which the Parties desired or would have desired in consideration of the spirit and object of this Agreement had they considered the point. The Parties agree, in the circumstances referred to in this Clause 17.5 to attempt in good faith to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.
17.6	The Parties acknowledge that they have been afforded the opportunity to take independent legal advice on the terms of this Agreement prior to entering into it. Each Party further acknowledges that it understands the effect and implications of this Agreement. Each Party shall pay its own costs in connection with or incidental to the preparation, negotiation and execution of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement.
17.7	The express terms of this Agreement constitute the sole and entire agreement between the Parties in relation to its subject matter and supersedes all prior written and oral arrangements, understandings, representations, warranties and agreements between them in that regard (if any) including but not limited to any term sheet that may have been signed by the Parties. Each Party acknowledges that it is not relying, and will not seek to rely, on any arrangement, understanding, representation, warranty, agreement, term or condition which is not expressly set out in this Agreement.
17.8	Each of the rights of the Parties under this Agreement may be exercised as often as is necessary, is cumulative and not exclusive of any other rights which that Party may have under this Agreement, law or otherwise; and may be waived only in writing. Delay by a Party in exercising, or the non-exercise by a Party of, any such right shall not constitute a waiver of that right.
17.9	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by e-mail or other electronic means shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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SCHEDULE 1

PART 1

STATEMENT OF WORK

The Statement of Work shall contain the following information:

Project Title: Decathlon;

Project Number: S3-AP-01;

Project Description: Further Research and Development of the Industry Party's medical device, AC5™;

Principal Investigator (NUIG): Professor Abhay Pandit;

Project Manager (Industry Party): Terence Norchi;

Industrial Program Manager: Dr Neil Ferguson;

Centre Director: Prof Abhay Pandit;

Milestones and Deliverables: TBD;

HR Requirements: Senior Research Fellow and other Personnel as agreed between the Parties;

Equipment Requirements: TBD; and

Requirement and Responsibility for Obtaining any Regulatory and/or Ethical Licenses/Consent: Industry Party.

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SCHEDULE 1

PART 2

BACKGROUND AND FOREGROUND REGISTER

BACKGROUND

Background introduced by NUIG:	None as of Execution Date
Description
Any encumbrances or restrictions?
Specified Background – yes or no

Background introduced by Industry Party:	None as of Execution Date
Description
Any encumbrances or restrictions?
Specified Background – yes or no

FOREGROUND

Description of IP
Disclosure ID
Date of Disclosure
Type of IP - Foreground or Nonseverable Foreground
Signed by the Industry Party
Signed by PI

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SCHEDULE 1

PART 3

FINANCIAL AND/OR IN KIND CONTRIBUTION

1.	Cash Contribution:

The Industry Party shall contribute between zero and two hundred and fifty thousand euro (€250,000) per year (exclusive of VAT) in cash payment toward the cost of the Project.

The Industry Party shall make the cash payments to NUIG to cover costs associated with the SOW (up to the (€250,000) per year limit stated above) according to a cost schedule, which shall be agreed to prior to recruiting Personnel (on an incremental basis). Cash payments, which are expected to commence on 1st June 2015 and continue through the duration of the project, shall be adjusted from time to time in accordance with changes in the SOW and changes in Personnel, such as the expiration of a contract.

The Parties shall determine the breakdown of costs in due course after the signature date of the Agreement. The cost schedule shall be in the following format:

Amount	Due Date	Costs to cover the following
€[insert amount]	[insert date]	[insert detail, researcher title, other project costs]
€[insert amount]	[insert date]
€[insert amount]	[insert date]
€[insert amount]	[insert date]

For the avoidance of doubt, NUIG shall not be obligated to hire any Personnel until it is put in funds by the Industry Party.

2.	In-kind Contribution

The total in-kind contribution being made by the Industry Party amounts to [insert amount in words] thousand euro (€[insert amount in figures]) which is payable as follows:

Amount	Due Date
€[insert amount]	On or before [insert date]
€[insert amount]	On or before [insert date]
€[insert amount]	On or before [insert date]

The amounts set out above are an estimate only and can be adjusted from time to time.

3.	Industry Cost Report

The Industry Party shall provide periodic financial reports detailing both cash and in-kind (Labour, Equipment, Materials, Travel and Other) contributions in the format as set out below. These financial reports will be provided on a half yearly basis.

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Research Centre:	Cúram
Research Centre Award Ref:	[insert ref number]
Industry Party
Industry Party Project Manager:
Project No.:
Start Date:
Reporting Period

	Cash €	In-kind €
Cash
Labour
Equipment/Equipment access
Materials
Travel
Other
Total

Approval by Industry Party:
Date:
Approved by Principal Investigator:
Date:

Please complete columns headed "Cash", "Labour", "Equipment", "Materials", "Travel" and "Other" as applicable.

All amounts in this Schedule exclude value added tax.

All payments of the Financial Contribution shall be made by bank transfer to the following bank account:

Bank:	Bank of Ireland
Branch:	43 Eyre Square, Galway, Ireland
Sort Code:	[***][9]
Account No:	[***][9]
IBAN:	[***][9]
Reference:	[This reference number will be provided by NUIG once the contract has been signed]

1.        Where the Project is liable to value added tax, NUIG shall issue a payment request to the Industry Party with respect to the payments outlined above for the amount in question plus VAT. Following receipt of the payment, a VAT invoice with respect to the payment plus the applicable amount of VAT will be issued by NUIG.

2.        Where the Project is not liable to value added tax, NUIG shall issue an invoice with respect to each of the payments outlined above.

3.        NUIG’s Finance Officer is Orla Timon or such other person notified by NUIG to the Industry Party from time to time.

9 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 2

INTELLECTUAL PROPERTY

1.	Background
1.1	Ownership: This Agreement does not affect the ownership of any Background. Background shall remain the property of the Party that contributes it to a Project. No licence to use any Background is granted or implied by this Agreement except the rights expressly granted in this Agreement.
1.2	Background Register:
1.2.1	No Background may be made available for use in a Project other than Registered Background.
1.2.2	Each Party who proposes to contribute Background to a Project, whether prior to commencement of, or during the Project, must first notify the other Party in writing providing details of the Background. Any Background so notified shall be "Registered Background" and the introducing Party shall provide the information requested in Schedule 1, Part 2 (i.e., any restrictions or encumbrances on the use of that Background and detailing if it is Specified Background).
1.2.3	The POT shall maintain a register of Background contributed to the Project detailing the name of the contributing Party together with any restrictions or encumbrances on its uses imposed by the contributing Party ("Background Register").
1.2.4	Each Party may withdraw or make additions or other amendments to Registered Background made available by it for use in the Project upon prior written notice to the other Party.
1.3	Licence to use Background for the Project: Each Party grants to the other Party a royalty-free, non-exclusive licence to use its Registered Background for the purpose of carrying out the Project, but for no other purpose. No Party may grant any sub-licence to use the other Party‘s Background.
1.4	Commercial Licence to use Specified Background: In the event that Specified Background of NUIG is necessary to commercially exploit the Foreground or Non-Severable Foreground, then NUIG shall grant to the Industry Party an option to negotiate a royalty-bearing, exclusive licence to use that Specified Background but only to the extent necessary to commercialise the Foreground and only: (a) in conjunction with and as an integral component of the Foreground; (b) in a defined field and defined territory; (c) on fair, equitable and non-discriminatory commercial terms; (d) subject to the terms of access to Specified Background as described in the Background Register; (e) and subject to the terms set forth in the Commercial License Term Sheet.

2.	Foreground
2.1	Ownership:
2.1.1	All right and title to, and interest in, any and all Foreground generated during and in the direct course of the Project by the Personnel of either Party shall vest and remain vested in NUIG.
2.1.2	To the extent that any Foreground is capable of prospective assignment, the Industry Party hereby assigns that Foreground to NUIG; and to the extent that any Foreground cannot be prospectively assigned, the Industry Party undertakes to NUIG to assign such of that Foreground as it owns to NUIG as and when that Foreground is created, at the request of NUIG from time to time.

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2.1.3	The Industry Party irrevocably and unconditionally waives any rights, including all rights in the nature of moral rights, in respect of the Foreground to which it is now or may in the future be entitled, to the extent it is legally able to do so.
2.1.4	NUIG may take such steps as it may decide from time to time, [***][10], to register and maintain any protection for any Foreground, including filing and prosecuting patent applications for that Foreground.
2.1.5	Each Party shall ensure that any member of its Personnel: (a) assign any Foreground that she/he may have in any Foreground in order to be able to give effect to the provisions of this Clause 2.1; and (b) irrevocably and unconditionally waive any rights, including all rights in the nature of moral rights, in respect of the Foreground to which she/he now or may in the future be entitled, to the extent she/he is legally able to do so.
2.1.6	The Industry Party shall ensure that any member of its Personnel involved in the creation of any Foreground give NUIG such assistance as NUIG may reasonably request in connection with the registration and protection of the Foreground, including filing and prosecuting patent applications for that Foreground, and taking any action in respect of any alleged or actual infringement of that Foreground.
2.2	Management and Notification of Foreground
2.2.1	Any Foreground created by either Party will be described in an IDF and submitted to the TTO. The NUIG research team are subject to NUIG's policy on declaration of inventions.
2.2.2	All IDFs will be notified in writing by the TTO to the Industry Party.
2.3	Options to Foreground
2.3.1	Within [***][10] of the Notification Date, the Company must notify NUIG if it is interested in obtaining an Evaluation Licence.
2.3.2	The Evaluation Licence shall be in the format set out in the attached Schedule 3.
2.3.3	Any Evaluation Licence granted to the Industry Party by NUIG will be subject to the Industry Party paying any protection costs for the Foreground which have been incurred by NUIG in accordance with the terms of such Evaluation Licence.
2.3.4	Within the Evaluation Period, the Industry Party must notify NUIG if it wishes to obtain a Commercial Licence.
2.3.5	Subject to the Industry Party notifying NUIG in writing within the Evaluation Period, NUIG shall negotiate on an exclusive basis with the Industry Party for a period of no more than [***][10] from such date of notification ("Negotiation Period") for a Commercial Licence on the terms that are consistent with those set forth in the Commercial License Term Sheet (or, if acceptable to Industry Party, such other terms as may be agreed upon by the Parties).
2.3.6	All royalty or fee based payments payable to NUIG pursuant to any royalty bearing licence for the Foreground will be on reasonable commercial terms, taking into account the Financial Contribution of the Industry Party to the Project.

10 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.3.7	In the event that NUIG and the Industry Party do not reach agreement on the terms of a Commercial Licence within the Negotiation Period, the Industry Party’s option to negotiate such a Commercial Licence shall thereafter terminate with immediate effect.
2.3.8	Know-How which forms part of the Foreground shall only be licensed to the Industry Party on a non-exclusive basis as part of any licence of Foreground.
2.3.9	Up until such time as the Negotiation Period has elapsed, NUIG shall not grant any rights or enter into negotiations with any Third Party in relation to the Foreground which would be inconsistent with the terms outlined herein.
2.4	NERF Licence: In accordance with the IP Protocol, only in very exceptional circumstances will an option to negotiate a NERF licence to Foreground in a defined field and territory be granted by NUIG, provided the following criteria are fulfilled: (a) the Industry Party has declared prior to the start of the Project that it wants an option to negotiate a NERF licence to the Foreground; and (b) determination by NUIG and approval by SFI that the commercial interests of the Irish State are best advanced through the issuance of a NERF licence to the Foreground (subject to compliance with EU state aid rules) with NUIG and SFI taking into account, but not being limited to the following considerations for granting an option to negotiate a NERF licence: (i) to deliver significant economic and societal impact, to perform research excellence with impact which will align with areas of strategic opportunity for Ireland, as outlined, for example, in the report of the National Research Prioritisation Exercise; (ii) to attract large foreign direct investments in corporate R&D laboratories; (iii) to transfer knowledge, expertise and know-how to multinational companies and small and medium sized enterprises based in Ireland; (iv) to increase the level of industrial and commercial investment in R&D activities; (v) to attract additional non-exchequer funding through industry sources and external research-funding organisations; and/or (vi) to deliver tangible societal benefits to Ireland in areas such as health care, education, security, through measures such as improving the efficiency or effectiveness of the public sector. All negotiations on this matter will be the subject of a separate agreement.

2.5	Non-Severable Foreground:
2.5.1	In the event that any Non-Severable Foreground is created, NUIG shall assign such Non-Severable Foreground to the Industry Party for a fee of [***][11].
2.5.2	Industry Party may take such steps as it may decide from time to time[***][11], to register and maintain any protection for any Non-Severable Foreground, including filing and prosecuting patent applications.
2.5.3.	NUIG shall ensure that any member of its Personnel involved in the creation of any Non-Severable Foreground give Industry Party such assistance as Industry Party may reasonably request in connection with the registration and protection of the Non-Severable Foreground.
2.5.4	Non-Several Foreground and Foreground, should any be developed, shall be determined and tracked by the following process: [***][11]

11 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.	Reporting Obligations: All licences of Foreground shall be subject to the reporting and exploitation requirements of SFI.

4.	Academic License: NUIG shall always reserve unto itself the right to use the Foreground for the purpose of academic teaching and research including research sponsored by a Third Party, subject to the confidentiality, publication and IP obligations of this Agreement and/or any licence entered into with the Industry Party.

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SCHEDULE 3

FORM OF EVALUATION AGREEMENT

DRAFT

THIS EVALUATION AGREEMENT (the "Agreement") is made and entered into on [insert date] 2015

BETWEEN

(1)        NATIONAL UNIVERSITY OF IRELAND, GALWAY, having its principal address at University Road, Galway, Ireland (hereinafter referred as "NUIG"); and,

(2)        ARCH THERAPEUTICS, INC, a company incorporated in Nevada, (company number NV20091379642) and having its registered address at 235 Walnut Street, Suite 6, Framingham, MA 01702, USA (the "Industry Party").

(hereinafter collectively referred to as the "Parties" and individually a "Party")

WHEREAS

(A)        Pursuant to a Targeted Project Agreement between the Parties dated [        ] April, 2015 (the "Targeted Project Agreement"), NUIG and the Industry Party collaborated on a project entitled [        ] pursuant to which [describe the Foreground technology] as described in the attached Annex 1 (the "Technology") was created. NUIG owns such Technology;

(B)        The Industry Party has an interest in licensing the Technology to evaluate its usefulness and NUIG is willing to allow the Industry Party access to the Technology for such purposes; and

(C)        The Parties wish to enter into an agreement that allows the Industry Party to carry out an internal evaluation of the Technology and to set out the terms and conditions attached thereto.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.        Capitalized terms that are used but not defined herein have the meanings assigned to those terms in the Project Agreement. Subject to the terms of this Agreement and in consideration of the performance of its obligations under this Agreement, NUIG hereby grants the Industry Party for the Evaluation Period an Evaluation Licence.

2.        The Industry Party shall not reproduce, modify, reverse engineer, distribute, market, sub-licence or sell the Technology or any product, process or other commercial offering incorporating the Technology or permit any third party to do any of the foregoing. The Industry Party expressly acknowledges and represents that it will only use the Technology for internal evaluation purposes in accordance with the terms of this Agreement.

3.        Subject to the terms of this Agreement, NUIG shall deliver one copy of the Technology, in the form of executables and documentation to the Industry Party, on or about [insert date] 2015. Delivery may take place electronically to such electronic address as the Industry Party may designate.

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4.        The Industry Party shall provide NUIG with a written report on its evaluation of the Technology within [insert number months/days] month(s) following the expiration of the Evaluation Period or the termination of this Agreement, whichever occurs first. The report shall be treated as the Industry Party’s Confidential Information for the purposes of and shall be subject to the provisions of Clause 8 of the Targeted Project Agreement; provided, however, that upon NUIG’s request, the Industry Party shall destroy all but one copy of the report, which report shall be stored by the Industry Party in a secure location solely for archival purposes in order to comply with law or the terms of this Agreement.

5.        For the duration of the Evaluation Period (provided this Agreement has not been terminated earlier for cause) NUIG hereby grants the Industry Party an option to request in writing from NUIG and agree to a commercial licence to the Technology upon fair and reasonable commercial terms that are consistent with those set forth in the Commercial Licence Term Sheet (or if acceptable to the Industry Party, such other terms as may be agreed upon by the Parties). If the Industry Party has not exercised this option by the expiry of the Evaluation Period or if the Parties have not entered into the required licence agreement within [***]12 of the Evaluation Period, the option to a commercial licence shall lapse and all rights and licence granted to the Industry Party in respect of the Technology shall cease.

6.        All title, ownership rights, and intellectual property rights in and to the Technology, and any copies of and/or updates, additions, and modifications to the Technology, shall at all times be and remain vested in NUIG and the Industry Party shall have no right, title or interest therein or thereto. The Industry Party shall be responsible for any protection costs incurred by NUIG with respect to the Technology during the Evaluation Period.

7.        The Industry Party agrees that the Technology, including any information contained therein (collectively the "Confidential Information"), constitutes NUIG’s valuable and proprietary information. The Industry Party agrees to use the Confidential Information only to exercise its rights expressly granted under this Agreement. The Industry Party further agrees to protect the Confidential Information from unauthorized disclosure or use, using the same degree of care that the Industry Party uses to protect its own like information, but in no event less than reasonable care. The Industry Party’s obligations of confidence under this Clause 8 shall not apply to any Confidential Information that is made publicly available by NUIG without restriction or that is lawfully obtained without restriction by the Industry Party from a third party having the right to make such disclosure without breach of any confidentiality obligation.

8.        The Technology is provided on an "AS IS" basis without warranty of any kind. The Industry Party expressly acknowledges and agrees that the Technology is, as at the date of entering into this Agreement, still in the process of development and, as such, the Industry Party further acknowledges and agrees that its use of the Technology is at its sole risk. NUIG does not warrant that the Technology will be error free; nor does it make any warranty as to the results that may be obtained from the Industry Party’s use of the Technology. NUIG expressly disclaims to the fullest extent permitted by law all warranties, expressed and implied, including but not limited to, warranties of title and non-infringement and the implied warranties of merchantability and fitness for a particular purpose.

9.        To the maximum extent permitted by applicable law, under no circumstances and under no legal theory, tort, contract, or otherwise, shall NUIG be liable to the Industry Party (or to any third party) for any indirect, special, incidental, or consequential damages of any character including, without limitation, damages for loss of goodwill, work stoppage, computer failure or malfunction, or any and all other commercial damages or losses arising out of the use of or inability to use the Technology, even if NUIG shall have been informed of the possibility of such damages.

12 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.        This Agreement and the Evaluation Licence expires at the end of the Evaluation Period unless terminated earlier in accordance with the terms hereof. Upon expiration and/or termination of this Agreement, the Industry Party will, at NUIG’s option, promptly return the Technology (and all related documents) to NUIG.

11.        Notwithstanding anything else contained herein, this Agreement may be terminated by NUIG immediately upon notice of termination in the event of breach by the Industry Party of any term or condition of this Agreement which the Industry Party fails to remedy within [***]13 from the date of receipt of a request from NUIG to remedy the breach. In the event of a material breach by the Industry Party of any term of condition of this Agreement, NUIG shall be entitled to terminate this Agreement forthwith on notice. NUIG reserves its right to seek all other remedies available to it in law and equity.

12.        No delay or failure of either Party in enforcing against the other Party any term or condition of this Agreement and no partial exercise by either Party of any right hereunder shall be deemed to be a waiver of any right of that Party under this Agreement.

13.        This Agreement (and all documents referred to herein or as may be subsequently revised or amended from time to time) contains the entire and exclusive set of terms and conditions for the subject matter hereof and may not be modified, except by an instrument in writing signed on behalf of both Parties. All of the terms and provisions of this Agreement are distinct and severable and if any term or provision is ruled invalid, void or unenforceable, in whole or in part by any court, such term or provision shall be interpreted to be enforceable to the maximum extent possible under applicable law and the remaining provisions shall stay in full force and effect.

14.        This Agreement is governed by the laws of Ireland and the Parties hereby submit to the jurisdiction of the Irish courts.

In execution whereof:
NATIONAL UNIVERSITY OF IRELAND GALWAY	ARCH THERAPEUTICS, INC
Signature:
Title:
Print Name:
Date:

13 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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ANNEX 1 to Evaluation Agreement

List of Technology

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SCHEDULE 4

COMMERCIAL LICENCE TERM SHEET

This Term Sheet is intended to set out the main commercial terms of the Commercial Licence.

LICENSOR:	National University of Ireland Galway
LICENSEE:	ARCH THERAPEUTICS, INC., 235 Walnut Street, Suite 6, Framingham, MA 01702, USA
SCOPE OF LICENCE	Exclusive to Foreground (as defined in the Agreement), subject to grant-back for research and academic purposes
FIELD OF USE	Field (as defined in this Agreement)
LICEENSED TERRITORY	Worldwide
TERM	Limited to patent life or 20 years, whichever is the longer
PATENT FILING AND MAINTENANCE

Licensee shall have the right to manage the intellectual property filing and prosecution of any patent applications within the Foreground directly with the patent attorney, selection of whom shall be subject to approval by the Licensee and discharge of whom Licensee may determine.

PATENT COSTS	Licensee shall be responsible for all patent prosecution costs
REGULATORY COSTS	Licensee responsible for all regulatory affairs
COMMERCIAL DEVELOPMENT PLAN	Licensee shall provide a development plan to Licensor within 6 months of execution of the license
LICENCE FEE	Licensee shall pay Licensor one time up-front fee of [***][14]
ROYALTY	Royalties on Net Sales are as follows: [***][14]. For the avoidance of doubt, aggregated royalties shall not exceed [***][14].
AUDIT	Licensor has right to audit
INSURANCE	Licensee shall obtain necessary insurance, including product liability insurance

14 ***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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LIABILITY	Licensee assumes all liability for claims against it by third parties
INDEMNITIES

Licensee shall indemnify Licensor against any claims brought against Licensor relating to the use or exploitation of the Foreground (and any Background if required for the purposes of commercializing the Foreground) excluding any claims against Licensor arising from the Licensor's negligence, or willful misconduct

WARRANTIES

Licensor warrants that it has the right to grant a Licence, but otherwise makes no representations or warranties, express or implied, including but not limited to any warranty of accuracy, completeness, performance, merchantability, fitness for a particular purpose, commercial utility or non-infringement

PUBLICATION	Licensor has right to publish subject to review (as set out in Clause 9 of the Agreement) by Licensee
TERMINATION

Either party may terminate on breach by the other party

Licensor may terminate if other party becomes insolvent, or does not commercialize product within specified period (other than due to Force Majeure) or challenges the validity or ownership of Foreground (and any corresponding Background if necessary for commercialization of Foreground)

APPLICABLE LAW	Laws of Ireland

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EXECUTION PAGE

SIGNED for and on behalf of

NATIONAL UNIVERSITY OF IRELAND, GALWAY

by:

Signature of Authorised Representative:

Printed Name:

Position:

Date:	May 28, 2015

SIGNED for and on behalf of

ARCH THERAPEUTICS, INC

by:

Signature of Authorised Representative:

Printed Name:	Terrence W. Norchi

Position:	President, Chief Executive Officer

Date:	May 28, 2015

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